STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "HLM DESIGN, INC.", FILED IN THIS OFFICE ON THE NINETEENTH OF NOVEMBER, A.D. 1997, AT 12:30 O'CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                         [STATE SEAL]        /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2725383 8100                                 AUTHENTICATION: 8766272

971394844                                              DATE: 11-19-97

                       AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                         HLM DESIGN, INC.



            ---------------------------------------------------------
            Under Sections 242 and 245 of the General Corporation Law
                            of the State of Delaware
            ---------------------------------------------------------



     HLM DESIGN, INC., a corporation organized and existing under and by virtue of the laws of the Sate of Delaware (the "Corporation"), DOES HEREBY CERTIFY
THAT:

     FIRST: The present name of the Corporation is "HLM Design, Inc." The Corporation was originally incorporated under the name "HLM Design, Inc.," and the date of filing of its original Certificate of Incorporation with the Secretary of State was March 6, 1997.

     SECOND: The entire Certificate of Incorporation of the Corporation, as amended, is hereby further amended and/or deleted in their entirety and, as amended, the Certificate of Incorporation is hereby restated, so that, as amended and restated, it shall read in its entirety as set forth in Exhibit A attached hereto and by this reference made a part hereof.

     THIRD: The aforesaid amendments and this Amended and Restated Certificate of Incorporation were duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     FOURTH: This Amended and Restated Certificate of Incorporation shall be effective on filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, HLM Design, Inc. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Joseph M. Harris, its President, and attested by Karen A. Kaplan, its Assistant Secretary, this 13th day of November, 1997.

                                          HLM DESIGN, INC.


[CORPORATE SEAL]                          By:   /s/ Joseph M. Harris
                                                ----------------------------
                                                Joseph M. Harris,  President
ATTEST:


By:   /s/ Karen A. Kaplan
      ------------------------------------
      Karen A. Kaplan, Assistant Secretary